                           RENAISSANCE SOFTWARE, INC.








                           -------------------------------------------
                           FINANCIAL STATEMENTS
                           YEARS ENDED DECEMBER 31, 1999 AND 1998

RENAISSANCE SOFTWARE, INC.
CONTENTS
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT ACCOUNTANTS                                    1


FINANCIAL STATEMENTS:

     Balance Sheets                                                  2

     Statements of Operations and Comprehensive Income               3

     Statements of Stockholders' Deficit                             4

     Statements of Cash Flows                                        5

     Notes to Financial Statements                                6 - 17

REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Renaissance Software, Inc.
Lake Success, New York


We have audited the accompanying balance sheets of Renaissance Software, Inc. as of December 31, 1999 and 1998, and the related statements of operations and comprehensive income, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renaissance Software, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Garden City, N.Y.
November 27, 2000

                                                /s/ Margolin, Winer & Evens LLP

RENAISSANCE SOFTWARE, INC.
BALANCE SHEETS

-------------------------------------------------------------------------------------------------------------
December 31,                                                                        1999              1998
-------------------------------------------------------------------------------------------------------------
ASSETS

Current Assets:
     Cash and cash equivalents                                                     $   250,523    $ 1,393,060
     Marketable securities                                                                --          517,758
     Accounts receivable, net of allowance for doubtful
         accounts of $143,000 in 1999 and $-0- in 1998
         (including unbilled receivables of $672,159 in
         1999 and $722,560 in 1998)                                                  1,869,626      1,514,793
     Other current assets                                                              156,556        176,473
                                                                                   -----------    -----------
Total Current Assets                                                                 2,276,705      3,602,084

Property and Equipment, net                                                            195,214        216,916


Software License, net                                                                     --          320,769


Deferred Charges, net                                                                   55,512         74,017


Due from Officers                                                                         --           30,693


Security Deposits and Other Assets                                                      16,343         32,395
                                                                                   -----------    -----------

Total Assets                                                                       $ 2,543,774    $ 4,276,874
                                                                                   ===========    ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
      Revolving line of credit                                                     $   450,000    $      --
      Accounts payable, accrued expenses and other
          current liabilities                                                        1,238,822        390,403
      Deferred revenue                                                                 865,335      1,442,614
      Current portion of notes payable                                                 204,546          3,853
      Income taxes payable                                                               1,084         59,000
                                                                                   -----------    -----------

Total Current Liabilities                                                            2,759,787      1,895,870
Promissory Note Payable, net of unamortized discount                                 1,218,787      1,150,431
Non-Current Portion of Notes Payable                                                    16,602         21,147
Deferred Rent                                                                          125,756        116,823
                                                                                   -----------    -----------
Total Liabilities                                                                    4,120,593      3,184,271
                                                                                   -----------    -----------

Commitments and Contingencies                                                             --             --

Redeemable Convertible Preferred Stock:

     Series A redeemable convertible preferred stock aggregate
         liquidation value $1,500,000, $.01 par value; 1,000,000
         shares authorized, issued and outstanding in 1999 and
         1998                                                                        3,016,949      2,399,055
     Series B redeemable convertible preferred stock aggregate
         liquidation value $1,000,000, $.01 par value; 1,000,000
         shares authorized; 400,000 shares issued and
         outstanding in 1999                                                         1,153,174           --
                                                                                   -----------    -----------
                                                                                     4,170,123      2,399,055
                                                                                   -----------    -----------
Stockholders' Deficit:
     Common stock, $.01 par value; 6,000,000 and 5,000,000
         shares authorized in 1999 and 1998, respectively;
         1,069,694 and 1,046,497 shares issued and
         outstanding in 1999 and 1998, respectively                                     10,697         10,465
     Additional paid-in capital                                                           --          614,499
     Deferred compensation                                                            (149,679)      (228,446)
     Accretion of redeemable preferred stock                                          (111,421)          --
     Accumulated deficit                                                            (5,496,539)    (1,681,530)
     Accumulated other comprehensive income - unrealized
         loss on securities                                                               --          (21,440)
                                                                                   -----------    -----------

Total Stockholders' Deficit                                                         (5,746,942)    (1,306,452)
                                                                                   -----------    -----------

Total Liabilities and Stockholders' Deficit                                        $ 2,543,774    $ 4,276,874
                                                                                   ===========    ===========

--------------------------------------------------------------------------------
The accompanying notes are an intergral part of these statements.              2

RENAISSANCE SOFTWARE, INC.
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
--------------------------------------------------------------------------------

Years Ended December 31,                    1999                 1998
--------------------------------------------------------------------------------
Revenue:
     Software                              $1,016,308           $2,782,263
     Consulting                             3,185,363            2,241,117
     Maintenance                            1,133,526              913,429
     Hardware                               1,094,209              366,376
                                          -----------          -----------
         Total Revenue                      6,429,406            6,303,185
                                          -----------          -----------
Cost of Revenue:
     Software                                 320,769              320,766
     Consulting                             1,840,517            1,298,649
     Maintenance                              588,654              442,599
     Hardware                               1,103,773              238,504
                                          -----------          -----------
         Total Cost of Revenue              3,853,713            2,300,518
                                          -----------          -----------
Gross Profit                                2,575,693            4,002,667
                                          -----------          -----------
Operating Costs and Expenses:
     Sales and marketing                    1,950,282            1,930,716
     Research and development               2,064,420            1,338,801
     General and administrative             2,248,023            2,078,699
                                          -----------          -----------
Total Operating Costs and Expenses          6,262,725            5,348,216
                                          -----------          -----------
Operating Loss                             (3,687,032)          (1,345,549)
                                          -----------          -----------
Other Income (Expense):
     Interest income                           20,720              117,775
     Interest expense                        (199,757)            (172,574)
     Other                                     41,862               12,242
                                          -----------          -----------
Total Other Income (Expense)                 (137,175)             (42,557)
                                          -----------          -----------
Loss Before Income Taxes and
    Extraordinary Item                     (3,824,207)          (1,388,106)

Benefit From Income Taxes                      (9,198)            (168,512)
                                          -----------          -----------
Loss Before Extraordinary Item             (3,815,009)          (1,219,594)

Extraordinary Loss on Extinguishment
    of Debt                                     -                  (35,000)
                                          -----------          -----------
Net Loss                                   (3,815,009)          (1,254,594)

Other Comprehensive Income:
     Unrealized gain (loss) on securities      29,281              (21,440)
     Reclassification adjustment               (7,841)                 -
                                          -----------          -----------
Other Comprehensive Income (Loss)              21,440              (21,440)
                                          -----------          -----------
Comprehensive Loss                        $(3,793,569)         $(1,276,034)
                                          ===========          ===========

--------------------------------------------------------------------------------
The accompanying notes are an integral part of these statements.               3

RENAISSANCE SOFTWARE, INC.


STATEMENTS OF STOCKHOLDERS' DEFICIT
--------------------------------------------------------------------------------
Years Ended December 31, 1999 and 1998
--------------------------------------------------------------------------------






                                                                 COMMON STOCK
                                                            ------------------------     ADDITIONAL
                                                               NUMBER                     PAID-IN       DEFERRED
                                                             OF SHARES      AMOUNT        CAPITAL     COMPENSATION
                                                            -----------  -----------   ------------   ------------
Balance - January 1, 1998                                    1,000,000   $    10,000   $   796,972    $      --

     Comprehensive income:
         Net loss                                                 --            --            --             --
         Other comprehensive income - unrealized loss
              on marketable securities                            --            --            --             --
     Issuance costs of redeemable convertible
         preferred stock (Series A)                               --            --         (92,521)          --
     Accretion of redeemable convertible preferred stock          --            --        (491,345)          --
     Deferred compensation                                        --            --         388,500       (388,500)
     Amortization of deferred compensation                        --            --            --          160,054
     Issuance of common stock options for services                --            --           6,050           --
     Exercise of stock options                                  46,497           465         6,843           --
                                                           -----------   -----------   -----------    -----------
Balance - December 31, 1998                                  1,046,497        10,465       614,499       (228,446)

     Comprehensive income:
         Net loss                                                 --            --            --             --
         Other comprehensive income - unrealized
              gain on marketable securities                       --            --            --             --
         Reclassification adjustment                              --            --            --             --
     Issuance costs of redeemable convertible
         preferred stock (Series B)                               --            --          (5,256)          --
     Accretion of redeemable convertible preferred stock          --            --        (659,647)          --
     Deferred compensation                                        --            --          (4,801)         4,801
     Amortization of deferred compensation                        --            --            --           73,966
     Issuance of warrants                                         --            --          49,450           --
     Exercise of stock options                                  23,197           232         5,755           --
                                                           -----------   -----------   -----------    -----------

Balance - December 31, 1999                                  1,069,694   $    10,697   $      --      $  (149,679)
                                                           -----------   -----------   -----------    -----------
                                                           -----------   -----------   -----------    -----------

                                                                                        ACCUMULATED
                                                                                           OTHER
                                                                                       COMPREHENSIVE
                                                          ACCRETION OF                    INCOME -
                                                           REDEEMABLE                    UNREALIZED
                                                            PREFERRED     ACCUMULATED     LOSS ON
                                                              STOCK         DEFICIT      SECURITIES         TOTAL
                                                          ------------   ------------- -------------   --------------
Balance - January 1, 1998                                  $      --      $  (426,936)   $      --      $   380,036

     Comprehensive income:
         Net loss                                                 --       (1,254,594)          --       (1,254,594)
         Other comprehensive income - unrealized loss
              on marketable securities                            --             --          (21,440)       (21,440)
     Issuance costs of redeemable convertible
         preferred stock (Series A)                               --             --             --          (92,521)
     Accretion of redeemable convertible preferred stock          --             --             --         (491,345)
     Deferred compensation                                        --             --             --             --
     Amortization of deferred compensation                        --             --             --          160,054
     Issuance of common stock options for services                --             --             --            6,050
     Exercise of stock options                                    --             --             --            7,308
                                                           -----------    -----------    -----------    -----------

Balance - December 31, 1998                                       --       (1,681,530)       (21,440)    (1,306,452)

     Comprehensive income:
         Net loss                                                 --       (3,815,009)          --       (3,815,009)
         Other comprehensive income - unrealized
              gain on marketable securities                       --             --           29,281         29,281
         Reclassification adjustment                              --             --           (7,841)        (7,841)
     Issuance costs of redeemable convertible
         preferred stock (Series B)                               --             --             --           (5,256)
     Accretion of redeemable convertible preferred stock      (111,421)          --             --         (771,068)
     Deferred compensation                                        --             --             --             --
     Amortization of deferred compensation                        --             --             --           73,966
     Issuance of warrants                                         --             --             --           49,450
     Exercise of stock options                                    --             --             --            5,987
                                                           -----------    -----------    -----------    -----------
Balance - December 31, 1999                                $  (111,421)   $(5,496,539)   $      --      $(5,746,942)
                                                           -----------    -----------    -----------    -----------
                                                           -----------    -----------    -----------    -----------

--------------------------------------------------------------------------------
The accompanying notes are an intergral part of these statements.              4

RENAISSANCE SOFTWARE, INC.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                              1999                  1998
----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
                                                                                                   C>
     Net loss                                                                     $(3,815,009)    $(1,254,594)
     Adjustments to reconcile net loss to net cash
              used in operating activities:
         Depreciation and amortization                                                437,482         386,562

         Compensation for employee stock options and warrants                          73,966         160,054
         Amortization of original issue discount                                       68,017          58,141
         Deferred rent                                                                  8,933         116,823
         Gain on sale of marketable securities                                         (7,841)             -
         Loss on extinguishment of debt                                                    -           35,000
         Deferred income taxes                                                             -         (235,000)
         Issuance of common stock options/warrants for services                         9,739           6,050
         Changes in operating assets and liabilities:
              Increase in accounts receivable                                        (354,833)       (659,187)
              Decrease (increase) in other current assets                              66,582         (61,275)
              Decrease (increase) in security deposits                                  2,799         (10,377)
              Increase in accounts payable and accrued expenses                       848,419          89,867
              (Decrease) increase in deferred revenue                                (577,279)        593,496
              (Decrease) increase in income taxes payable                             (57,916)         59,000
                                                                                  -----------     -----------
         Net Cash Used in Operating Activities                                     (3,296,941)       (715,440)
                                                                                  -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Acquisition of property and equipment                                            (63,254)       (159,446)
     Purchase of marketable securities                                                   (927)       (539,198)
     Proceeds from sale of marketable securities                                      547,966              -
     Loans and advances to employees, net                                              (6,953)          2,129
     Due from officers                                                                 30,693          14,327
                                                                                  -----------     -----------
         Net Cash Provided by (Used in) Investing Activities                          507,525        (682,188)
                                                                                  -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from private placement (exclusive of
         $1,500,000 held in escrow at December 31, 1997)                                   -        1,500,000
     Proceeds from notes payable to officer/stockholder                               200,000              -
     Proceeds from issuance of preferred stock (Series B)                             994,744              -
     Proceeds from notes payable to bank                                              450,000          25,000
     Principal payments on notes payable to bank                                       (3,852)       (200,000)
     Principal payments on license agreement                                               -         (420,000)
     Deferred financing costs                                                              -          (12,078)
     Distributions (accrued in prior year)                                                 -          (72,295)
     Proceeds from exercise of stock options                                            5,987           7,308
                                                                                  -----------     -----------
         Net Cash Provided by Financing Activities                                  1,646,879         827,935
                                                                                  -----------     -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                         $(1,142,537)    $  (569,693)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                       1,393,060       1,962,753
                                                                                  -----------     -----------
CASH AND CASH EQUIVALENTS - END OF YEAR                                           $   250,523     $ 1,393,060
                                                                                  ===========     ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                                       $   127,572     $    86,072
     Cash paid for income taxes                                                        56,945           6,475



--------------------------------------------------------------------------------
The accompanying notes are an integral part of these statements.               5

RENAISSANCE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.   ORGANIZATION AND        ORGANIZATION AND BUSINESS - Renaissance Software,
     SUMMARY OF              Inc. (the "Company") develops, markets, and
     SIGNIFICANT             supports supply chain and warehouse management
     ACCOUNTING POLICIES     systems designed to promote the efficient flow of
                             inventory through the supply chain, manage and optimize the operational flow of product, and address the increasingly complex business requirements of manufacturers, distributors and retailers through timely availability of data.

                             The Company was initially organized as a New Jersey limited liability company ("LLC") on December 23, 1994. LLC commenced operations in 1995 after entering into agreements with an entity (the "Licensor") that provided for the acquisition of a software license, an assignment of various contracts and agreements in progress, and the rental and leasing of office space and equipment (see Note 5). Certain of the owners, management and other personnel of the Company were employed by the Licensor prior to December 1994.

                             On November 1, 1997, LLC assigned its assets subject to its liabilities to Renaissance Software, Inc., a C-Corporation, in exchange for 1,000,000 shares of common stock, with a par value of $.01 per share. The common shares were issued to the former members of LLC.

                             USE OF ESTIMATES - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                             REVENUE RECOGNITION - The Company's revenue consists of revenue from the licensing of packaged software; fees from consulting, implementation, training, and maintenance services; and revenue from the sale of related radio frequency and computer equipment. Effective January 1, 1998, the Company adopted Statement of Position No. 97-2, "Software Revenue Recognition" ("SOP 97-2"), which superseded Statement of Position No. 91-1. Consulting services are generally billed on an hourly basis and revenue is recognized as the work is performed. Revenue related to sales of hardware is recognized when the products are shipped. Revenue related to software license sales is recorded at the time of shipment provided that (a) no significant vendor obligations remain outstanding at the time of the sale; (b) the collection of the related receivable is deemed probable by management; and (c) effective with the adoption of SOP 97-2, that vendor specific objective evidence (V.S.O.E.) of fair value exists for all significant elements, including post-contract customer support (PCS) in multiple element arrangements. The company accounts for revenue related to post-contract customer support (maintenance) ratably over the period the maintenance is to be furnished, which is generally for a one year period, billed in advance.

--------------------------------------------------------------------------------

RENAISSANCE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                             Where the professional services relate to arrangements requiring significant production, modification or customization of software, and the service element does not meet the criteria for separate accounting, the entire arrangement, including the software element, is accounted for in conformity with the percentage-of-completion contract accounting method.
                             Percentage-of-completion is generally measured using input measures, primarily labor costs, where such costs indicate progress to completion. The adoption of SOP 97-2 did not have a significant impact on the Company's financial statements for the year ended December 31, 1998.

                             Deferred revenue represents the unearned portion of revenue related to PCS arrangements not yet completed and revenue related to multiple element arrangements accounted for in conformity with the percentage of completion contract accounting method.

                             CASH EQUIVALENTS - The Company classifies as cash equivalents all highly liquid investments with a maturity of three months or less at time of purchase. Cash equivalents consist of money market funds totaling approximately $191,000 and $594,000 at December 31, 1999 and 1998, respectively.

                             MARKETABLE SECURITIES - Marketable securities are accounted for in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Marketable securities have been categorized as available for sale and as a result are stated at fair value. Marketable securities are available for current operations and are classified in the balance sheet as current assets. Unrealized holding gains and losses are included in the statement of operations and comprehensive income as other comprehensive income and as a separate component of stockholders' equity until realized.

                             PROPERTY AND EQUIPMENT - Property and equipment, including leasehold improvements, are stated at cost and are depreciated or amortized on a straight-line basis over their estimated useful lives, as follows: computer and office equipment - 3 to 5 years; furniture - 7 years; and leasehold improvements, over the life of the related lease. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and the resulting gain or loss is included in other income and expenses.

                             RESEARCH AND DEVELOPMENT - Costs associated with research and development are generally charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires that certain software development costs subsequent to the establishment of technological feasibility be capitalized. Based on the


--------------------------------------------------------------------------------

RENAISSANCE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                             Company's product development process,
                             technological feasibility is established upon completion of a working model. Development costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been immaterial, and therefore, all costs of computer software for the years ended December 31, 1999 and 1998 have been expensed.

                             SOFTWARE LICENSE - The software license is recorded at cost of $1,603,836 and is being amortized over an estimated useful life of five years. Total accumulated amortization was $1,603,836 and $1,283,067 as of December 31, 1999 and 1998,
                             respectively.

                             DEFERRED CHARGES - Financing costs are being amortized over the term of the related debt. Accumulated amortization of deferred costs was $37,009 and $18,504 as of December 31, 1999 and
                             1998, respectively.

                             STOCK-BASED COMPENSATION - As permitted by
                             Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to account for employee stock options and other stock-based employee awards under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). Pro-forma information regarding net income as calculated under the provision of SFAS 123 is disclosed in Note 9.

                             ADVERTISING - The Company records advertising as an expense when incurred. Advertising expense, including certain marketing costs, was approximately $468,000 in 1999 and $348,400 in 1998.

                             INCOME TAXES - The Company follows the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, the Company records a deferred tax expense or benefit equal to the change in the deferred tax liability or asset during the period. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and benefits to be realized from utilization of operating loss carryforwards.

                             COMPREHENSIVE INCOME - During the year ended
                             December 31, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), issued in June 1997 by the Financial Accounting Standards Board. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income includes net income and other comprehensive income. Comprehensive income is defined as the change in net assets of a business enterprise during a period from


--------------------------------------------------------------------------------

RENAISSANCE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



                             transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners.

2.   PROPERTY AND EQUIPMENT  Property and equipment consist of the following:

                                                                               December 31,
                                                                           ----------------------
                                                                             1999         1998
                                                                           --------    ----------
                             Computer and office equipment                 $219,360    $176,000
                             Furniture                                       64,134      62,204
                             Trade show equipment                            32,205      14,242
                             Leasehold improvements                          20,000      20,000
                                                                           --------    --------
                                                                            335,699     272,446
                             Less accumulated depreciation
                                 and amortization                           140,485      55,530
                                                                           --------    --------

                                                                           $195,214    $216,916
                                                                           ========    ========

                             Depreciation and amortization expense for the aforementioned items totaled $84,955 and $34,061 for the years ended December 31, 1999 and 1998, respectively.

3. REVOLVING LINE OF CREDIT  The Company maintains a secured, revolving, working capital line of credit agreement with a bank expiring August 1, 2000. The agreement provides for a maximum borrowing equal to the lesser of $500,000 or 75% of eligible accounts receivable and bears interest at prime plus 2% (10.5% at December 31, 1999). The borrowings under this line are secured by the assets of the Company and are guaranteed by two of the stockholders who received warrants in consideration of the guarantee (see Note 11). Borrowings of $450,000 were outstanding as of December 31, 1999. No borrowings were outstanding at December 31, 1998.

4. NOTES PAYABLE             BANK - On December 28, 1998, the Company entered
                             into a $25,000 fixed asset term loan agreement with its bank bearing interest at 8% per annum. Monthly payments of principal and interest of $508 are due through January 1, 2004 when all unpaid principal and interest are due in full. The term loan is secured by the assets of the Company and is guaranteed by two of the stockholders.


--------------------------------------------------------------------------------

RENAISSANCE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                             The aggregate amounts of maturities on long-term debt outstanding at December 31, 1999 are as follows:

                     2000                                     $ 4,546
                     2001                                       4,933
                     2002                                       5,349
                     2003                                       5,799
                     2004                                         521
                                                              -------
                                                              $21,148
                                                              =======



                             OFFICER/STOCKHOLDER - At December 31, 1999, the Company was obligated on a note to an officer in the amount of $50,000, and on a note to a stockholder in the amount of $150,000. These notes had an original maturity date of January 2000 and are non-interest bearing. The officer and the stockholder received warrants in consideration of these notes (see Note 11). The effective rate of the notes is approximately 29% after giving effect to the fair value of the warrants. The value of the warrants is recognized as interest expense over the term of the borrowing agreement. In June 2000, these notes were exchanged for Preferred Stock (Series C) (see Note 15).

5. LICENSE AGREEMENT         In December 1994, the Company entered into a ten
                             year software license agreement with the Licensor, which granted the Company worldwide rights for specific warehouse management, logistics, and related software.

                             In June 1997 the Company entered into additional agreements with the Licensor whereby it made a partial pre-payment of the remaining amount due the Licensor, obtained ownership to the previously licensed software, and restructured the remaining obligation due the Licensor. The Company paid $420,000 during 1998 in satisfaction of the obligation resulting in an extraordinary loss on extinguishment of debt in the amount of $35,000.

6. INCOME TAXES              The provision (benefit) for income taxes consists
                             of the following:

                                                            Years Ended
                                                            December 31,
                                                      ----------------------
                                                         1999         1998
                                                      --------      --------
Current:
      Federal                                         $(10,151)     $43,000
      State                                                953       23,488
                                                      --------      -------
                                                        (9,198)      66,488
                                                      --------      -------


--------------------------------------------------------------------------------

RENAISSANCE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



                             Deferred:
                                 Federal                        -        (175,000)
                                 State                          -         (60,000)
                                                        ----------     -----------
                                                                -        (235,000)
                                                        ----------     -----------

                             Benefit for income taxes   $ (9,198)       $(168,512)
                                                        ==========     ===========




                             Components of the Company's deferred tax assets and liabilities as of December 31, 1999 and 1998 are shown below. A valuation allowance has been recognized to offset the net deferred tax asset as realization of such asset is uncertain.

                                                                                        December 31,
                                                                                 --------------------------
                                                                                       1999         1998
                                                                                 --------------   ---------
                             Deferred tax assets:
                                 Research and development costs                  $    1,566,000   $ 490,000
                                 Stock compensation costs                               177,000     179,000
                                 Net operating loss                                     356,000          -
                                 Deferred rent                                           58,000      54,000
                                 Other                                                  118,000      75,000
                                                                                 --------------   ---------
                                        Total gross deferred tax asset                2,275,000     798,000
                                 Less valuation allowance                            (2,275,000)   (652,000)
                                                                                 --------------   ---------
                                 Net deferred tax assets                                     -      146,000
                                                                                 --------------   ---------
                             Deferred tax liabilities -
                                 License agreement                                           -      146,000
                                                                                 --------------   ---------
                                       Total gross deferred tax liabilities                  -      146,000
                                                                                 --------------   ---------
                             Net deferred taxes                                    $         -    $      -
                                                                                 ==============   =========

                             The benefit for income taxes for 1999 and 1998 differs from the statutory U.S. Federal income tax rate primarily due to the valuation adjustment for deferred taxes. The net change in the total valuation allowance for the years ended December 31, 1999 and 1998 was an increase of $1,623,000 and $652,000 respectively.

                             At December 31, 1999, the Company has a net operating loss carryforward of approximately $774,000 for income tax purposes. The utilization of these losses to reduce future income taxes depends on the Company generating sufficient taxable income prior to the expiration of this carryforward in December 2019.


--------------------------------------------------------------------------------

RENAISSANCE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


7.   CONVERTIBLE PREFERRED   Pursuant to a private placement during 1998, in
     STOCK                   consideration of the receipt of $3 million, the
                             Company issued 1,000,000 shares of $.01 par value
                             Series A Convertible Preferred Stock (the "Series A
                             Stock") and 8% Promissory Notes with a face value of $1.5 million (see Note 8). Based upon an independent appraisal of both elements of the offering, the Series A Stock was recorded at its fair value of $1,907,710. Additionally, during 1999, the Company issued 400,000 shares of $.01 par value Series B Convertible Preferred Stock (the
                             "Series B Stock") in consideration of the receipt of $1 million.

                             Each series of preferred stock (collectively the "Preferred Stock") is identical with the other except that the holders of Series A Stock have the sole right to nominate 2 of 5 directors, or 3 of 7 directors if the Board is increased. The holders of Series B Stock are entitled to a $2.50 per share liquidation preference and non-dilution protection at $2.50 per share as opposed to the holders of Series A Stock whose liquidation and non-dilution preference are $1.50 per share.

                             Preferred Stock may be converted at any time, at the investors' option, into shares of Common Stock on a share for share basis. The Company has the right to require the holders of the Preferred Stock to convert all such shares into Common Stock upon a public offering of the Company's stock at certain minimum levels. The holders of the Preferred Stock and Common Stock vote together as a single class with each share of Preferred Stock being entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible.

                             The holders of the Preferred Stock, voting as a single class, may at any time after January 6, 2003, or upon the occurrence of certain events of default, require the Company to redeem all of the Preferred Stock at a price equal to the greater of $6.00 per share or the fair market value of such Preferred Stock as determined by an independent third party appraiser.

                             The Series A Stock's initial assigned carrying value of $1,907,910 and the Series B Stock's initial value of $1,000,000 are periodically adjusted to increase the carrying values to the minimum redemption values of $6,000,000 and $2,400,000, respectively, by means of a charge to additional paid-in capital to the extent that it is available, and to the extent that it has been depleted, by means of a charge to an account within the stockholders' equity section titled "Accretion of Redeemable Preferred Stock." For the years ended December 31, 1999 and 1998, accretion of Preferred Stock totaled $771,068 and $491,345, respectively.


--------------------------------------------------------------------------------

RENAISSANCE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


8. PROMISSORY NOTES          As indicated in Note 7, during 1998 the Company
                             issued $1.5 million of Promissory Notes in connection with the issuance of Preferred Stock.
                             These notes bear interest at 8% per annum, payable quarterly, and mature at the earliest of (i)
                             January 6, 2003, (ii) a private sale of
                             substantially all of the Company's assets or capital stock, or (iii) a public offering of the Company's stock. Based upon an independent appraisal (see Note 7), original issue discount
                             ("OID") was recorded in the amount of $407,710, representing the difference between the $1,500,000 face amount of the Promissory Notes and their fair value at issuance of $1,092,290. The OID is being amortized on the interest method over the term of the Promissory Notes as additional interest expense. The effective rate of the Promissory Notes is 16% after giving effect to the amortization of the OID.

9. EMPLOYEE STOCK OPTION     Effective March 16, 1998, the Company adopted the
   PLAN                      Renaissance Software, Inc. Stock Option Plan (the
                             "Stock Option Plan"), which is available to certain employees and others and administered by a Committee of the Board of Directors. The number of shares, which may be issued under this plan, cannot exceed 350,000. Unexercised options expire automatically upon termination of the employee's employment. One third of the options granted under the Stock Option Plan vest at the time of grant, one third one year after the date of grant, and the remaining one third two years after the date of grant. An option granted to a person who is not an employee of the Company is immediately exercisable, and generally expires ten years after the date of grant.

                             As of December 31, 1999 and 1998 options for
                             186,635 and 115,335 shares were exercisable, respectively. The weighted average fair value per share of options granted during the years ended December 31, 1999 and 1998 was $.31 and $.61, respectively. As of December 31, 1999, the weighted-average remaining life of the options was
                             8.54 years. At December 31, 1999, 10,169 options were available for grant under the Stock Option Plan.

                             The following table summarizes information with respect to the Company's 1998 Stock Option Plan:

                                                         Stock                              Weighted
                                                        Options          Exercise            Average
                                                      Outstanding       Price Range      Exercise Price
                                                      -----------       -----------      --------------
                             Granted                    283,000       $0.15 - $1.00           $0.27
                             Exercised                   46,497       $0.15 - $0.40           $0.16
                             Cancelled                    1,500          $0.15                $0.15
                                                       --------




--------------------------------------------------------------------------------

RENAISSANCE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



                             Balance at
                                 December 31, 1998        235,003    $0.15 - $1.00    $0.29
                                                       ----------

                             Granted                       67,000          $1.50      $1.50
                             Exercised                     23,197     $0.15 - $1.00   $0.26
                             Cancelled                      8,669     $0.15 - $0.40   $0.25
                                                       ----------
                             Balance at
                                 December 31, 1999        270,137     $0.15 - $1.50   $0.59
                                                       ===========

                             Furthermore, effective January 1, 1998, the Company has granted warrants to purchase 365,000 shares of common stock with an exercise price of $.15 per share to two employee/stockholders. The warrants are exercisable by the warrant holders based on the earlier date of December 31, 2002, or on the Company achieving annual and cumulative financial results, as defined, for the years 1997 through 2000. The warrants also contain annual and "specific event" vesting rights. As of December 31, 1999 and 1998 10% of the warrants have become exercisable. The weighted average fair value of warrants granted during 1998 was $.72 with a weighted average remaining life of eight years (at December 31, 1999).

                             The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the weighted-average risk-free interest rate assumptions of 5.54% and 5.77% for the years ended December 31, 1999 and 1998, respectively. The weighted average expected life for options is 3 years and for warrants is 10 years.

                             Under Opinion 25, when the exercise price of employee stock options and warrants is not less than the fair value of the underlying stock on the date of grant, no compensation expense is recognized. However, when the exercise price is less than the fair value of the underlying stock, deferred stock compensation is recognized and amortized to expense over the vesting period of the option or warrant. During the year ended December 31, 1998, the Company recorded deferred compensation in the amount of $388,500, of which $160,054 was recognized as an expense. During the year ended December 31, 1999, deferred compensation was adjusted by $4,801 for options cancelled and $73,966 was recognized as expense.


--------------------------------------------------------------------------------

RENAISSANCE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                             If the Company had recorded compensation cost based upon the fair value at the grant date for awards under these plans consistent with SFAS 123, the Company's net loss for the years ended December 31, 1999 and 1998 would have been increased to the pro forma amounts indicated below:

                                                                       Years Ended
                                                                       December 31,
                                                              -----------------------------
                                                                   1999              1998
                                                              ---------------     ---------
                             Net loss as reported             $(3,815,009)        $(1,254,594)
                             Pro forma net loss                (3,838,456)         (1,266,371)



10. RETIREMENT PLAN          The Company has a qualified profit sharing plan
                             under the provisions of Section 401(k) of the Internal Revenue Code that covers substantially all employees who have met the age and service requirements. Under the plan, participating employees may defer up to 12% of their pretax salary, but not more than statutory limits. The
                             Company has not elected to contribute any amounts to the plan.

11. WARRANTS                 In February 1999, the Company issued 25,000
                             warrants to purchase common stock, exercisable at $1.00 per share, to two of its stockholders in consideration of a guarantee of the line of credit issued by the Company's bank (see Note 3). The
                             Company recorded expense of $6,250 as the fair value of the warrants issued.

                             In December 1999, the Company issued 60,000 warrants to purchase shares of common stock, exercisable at $1.50 per share, to three of its stockholders in consideration for loans aggregating $300,000, of which $100,000 was received in January 2000 (see Note 4).

12. COMMITMENTS AND          LEASES - The Company leases office space and
    CONTINGENCIES            computer and office equipment under various
                             noncancellable operating lease arrangements, which expire through December 2007. Some of the Company's leases have renewal options at agreed upon or fair market value rentals. In addition to monthly minimum rentals, some leases require additional rentals for the payment of real estate tax escalations, and certain expense escalations and utility costs.

                             The operating lease for the Company's headquarters is secured by an $87,000 standby letter of credit from a bank. The Company has the option of terminating this rental commitment at various times during the lease upon payment of certain costs, as defined, to the landlord. In addition, this lease includes a free rent period and scheduled base rent increases over the term of the lease. The total base rent payable is being charged to expense on the straight-line method over the term of


--------------------------------------------------------------------------------

RENAISSANCE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                             the lease. The Company has recorded a deferred rent liability to reflect the excess of rent expense over cash payments since inception of the lease.

                             Future minimum rental payments under these noncancellable leases at December 31, 1999 are as follows:

                             Years ending December 31,
                                 2000                                 $  400,600
                                 2001                                    345,700
                                 2002                                    257,800
                                 2003                                    234,500
                                 2004                                    228,500
                             Thereafter                                  731,000
                                                                      ----------
                                                                      $2,198,100
                                                                      ==========

                             Rent expense was $483,805 and $361,704, including contingent rents of approximately $28,000 and $48,000 for the years ended December 31, 1999 and 1998, respectively.

                             LITIGATION - On April 17, 2000, a customer of the Company (the Plaintiff) brought an action against the Company requesting partial recission of contract. The Company has denied the Plaintiff's claim and intends to vigorously defend against this action and will seek monetary damages on its counterclaim. Management believes that any settlement will not have a material effect on its financial position or results of operations.

                             EMPLOYMENT AGREEMENTS - In January 1998, the
                             Company entered into employment agreements with two of its officers pursuant to which the individuals will receive aggregate base compensation of $458,000 per annum through 2000; thereafter the agreements renew on an annual basis. The agreements provide for the grant to the officers of a total of 365,000 warrants and 50,000 options to purchase common stock (see Note 9). One of the officers is also entitled to receive a bonus of $270,000 to be paid upon the earliest of (i) five years, (ii) the consummation of a public offering of the Company's stock, or (iii) a change in control, as defined.

13. BUSINESS AND CREDIT      During the years ended December 31, 1999 and 1998,
    CONCENTRATION            39% and 30% of revenue was from two customers,
                             respectively. No other single customer accounted for more than 10% of revenue.

                             At December 31, 1999 and 1998, 47% and 51% of accounts receivable, including unbilled receivables, were from three and four customers, respectively. No other single customer accounted for more than 10% of accounts receivable.

--------------------------------------------------------------------------------

RENAISSANCE SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



                             The Company maintains cash at two banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1999 and 1998, the Company had cash balances exceeding the $100,000 limit (based upon bank balances) by approximately $67,000 and $947,000, respectively.

14. RELATED PARTY            In January 1998, the Company acquired intangible
    TRANSACTIONS             assets, including customer lists and software
                             applications, from an entity in which a stockholder of the Company had an ownership interest. No consideration was paid for the intangibles acquired.

15. SUBSEQUENT EVENTS        During June 2000, the Company issued 1,558,917
                             shares $.01 par value Redeemable Convertible
                             Preferred Stock (Series C) in consideration of
                             $4,287,022 including the cancellation of notes payable to stockholders in the amount of $245,000.

                             In September 2000, Vertex Interactive, Inc.
                             acquired all of the outstanding shares of Renaissance Software, Inc.




--------------------------------------------------------------------------------